FOR IMMEDIATE RELEASE	CONTACT:
August 14, 2009	Andrew Zaref, CFO, (212) 716-1977 OR Lippert/Heilshorn & Associates, Inc. Carolyn Capaccio/Jody Burfening (212) 838-3777

ATRINSIC REPORTS OPERATING RESULTS FOR THE SECOND QUARTER 2009

Second Quarter Highlights

•	Expanded our exclusive marketing and development arrangement with Kazaa, a fully legal subscription based music and entertainment service
•	In early third quarter, acquired the assets of Shopit.com, an e-commerce platform that enables buyers and sellers to complete transactions in a social media environment
•	Ended quarter with $20.4 million in cash and equivalents and $20.4 million in working capital available for continued selective investment in organic growth
•	Consolidated operations into two facilities, lowering ongoing fixed expense base, and freeing resources for selected investment in growth

New York (August 14, 2009) - Atrinsic, Inc., (NASDAQ: ATRN), a premier diversified online marketing services company, announced second quarter 2009 results today.

Revenues for the second quarter of 2009 were $17.0 million compared with $31.5 million in the second quarter of 2008, a decrease of 46%. Subscription revenue decreased by approximately $5.5 million, or 53%, to $4.8 million for the three months ended June 30, 2009, compared to $10.3 million for the three months ended June 30, 2008. The decrease in subscription service revenue was principally attributable to a decrease in the average number of billable subscribers during the period as compared to the prior year period. Transactional revenue decreased by approximately $9.0 million or 43% to $12.2 million for the three months ended June 30, 2009 compared to $21.2 million for the three months ended June 30, 2008. The decrease was primarily attributable to the reduction in discretionary advertising expenditures by our clients.

Burton Katz, Chief Executive Officer, stated, “Second quarter financial results continued to be affected by industry and macro challenges that are pressuring both our transactional and subscription-based businesses, with legacy products and services being hampered by industry-wide changes in mobile content marketing and the shift to Mobile 2.0, compounded by reduced advertising spending.  Despite these near-term realities, the newly named Atrinsic made significant progress on several fronts: we consolidated operations and reduced fixed costs to better suit current market conditions and to support our redefined forward strategy; we maintained substantial resources of $20.4 million in cash on our balance sheet; and we made continued selected investments in our products and technology to develop a higher-value portfolio of content and services.  Our business is now aligned along three key core competencies – Product, Media and Agency – that all fuel each other to drive efficiencies and revenue generation.  We believe the decisive actions we have taken are the correct ones to prepare the company for future profitable growth.”

Mr. Katz continued, “Atrinsic’s stated strategy is to focus on a limited number of high-quality, brand-name new products and services in growth categories that offer technological advancements over competitors and promote a superior experience and greater usability through better functionality.  These products and services, including Shopit, Kazaa, and AdQuotient, are being well-received by customers and are slated for full commercial launches in the second half of this year. We are focused for the remainder of the year on executing our strategy to create and distribute compelling cross-platform content and to better leverage both our network and third party distribution channels to capture, convert and retain high-value customers for advertisers and our own products.”

Operating expenses for the second quarter of 2009 were $19.9 million compared with operating expenses of $30.0 million in the second quarter of 2008, a decrease of approximately $10.1 million. The decrease is primarily attributable to a reduced amount of purchased third party media and a reduction in labor and operating costs. In addition, the Company is carefully monitoring its performance relative to expectations and market conditions to manage its fixed and discretionary customer acquisition, product development, and other operating expenses.

Adjusted EBITDA for the second quarter of 2009 was $(1.4) million compared with $2.6 million in the second quarter of 2008, a decrease of approximately $4.0 million.  The decrease is primarily attributable to the decrease in revenue, partially offset by decreases in operating expenses, a portion of which Atrinsic has invested in new product and services development for future growth.  Adjusted EBITDA is a non-GAAP measure – see Supplemental Disclosure regarding Non-GAAP Measures below.

Net loss for the second quarter of 2009 was ($1.9) million (($0.10) loss per basic and diluted share) compared with net income of $1.1 million for the second quarter of 2008 ($0.05 earnings per basic and diluted share).

As of June 30, 2009, the Company had $20.4 million of cash, cash equivalents and marketable securities with significant working capital to support future growth, business development initiatives, and capital activities. Pursuant to its previously announced stock repurchase program, which ended in May 2009, the Company repurchased 832,392 shares of Common stock from January 1, 2009 through May 31, 2009 at a cost of approximately $0.9 million.

Company Priorities

Management’s current strategic priorities include:

•
Completing the development and implementation of Shopit, a social commerce application expected to provide advanced media buying opportunities and associated advertising inventory. New Shopit versions, complementary products and services, and commercial launch are planned for second half 2009.

•
Continued development and launch of Kazaa, wherein Atrinsic serves as the exclusive Sales and Marketing partner, expanding its presence in the music and music related content genre. During its most recent test period, Kazaa has been acquiring approximately 1,000 new subscribers per day. New Kazaa product and service upgrades are in process and a full commercial launch is planned for fourth quarter 2009.

•	Measured and continued international marketing of proprietary content offerings.

•
Complete implementation of AdQuotient, Atrinsic’s Web 2.0 proprietary online advertising and media buying platform including the implementation of a CPM display network which is currently serving millions of impressions per day.  AdQuotient offers customers a differentiated experience through greater functionality, including complementary services such as Brand Lock brand protection and enhanced measurement, and is launching its first client this week.

•	Expanding mobile and landline (“LEC”) billing platforms, including realization of the benefits of Atrinsic’s investment in The Billing Resource, LLC (“TBR”) and other partners

•	Continued ongoing investments in new and innovative proprietary content including the launch of a new and innovative mobile service.

 All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

Second Quarter 2009 Conference Call

Management will host a conference call today at 8:30 a.m. Eastern Time to discuss second quarter 2009 results with the investment community.  Anyone interested in participating should call 1-877-941-8633 if calling within the United States, or 1-480-629-9822 if calling internationally. The call will also be accompanied by a live webcast and will be accessible via the Company’s corporate website at www.atrinsic.com.

A replay will be available until Friday, August 21, which can be accessed by dialing 1-800-406-7325 if calling within the United States, or 1-303-590-3030 if calling internationally. Please use passcode 4138196 to access the replay.

About Atrinsic, Inc. (doing business as Atrinsic)

Atrinsic, Inc. www.atrinsic.com is one of the leading digital advertising and marketing services company in the United States. Atrinsic is organized as a single segment with two principal offerings: (1) Transactional  services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Subscription  services - offering our portfolio of subscription  based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated multi platform vehicle for the advanced generation of qualified leads monetized by the sale and distribution of subscription content, brand-based distribution and pay-for-performance advertising. Atrinsic’s content is organized into four strategic content groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Ringtone.com, a mobile music download service, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich Network advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary subscription  content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangements.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s discussion relating to management’s current strategic priorities. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, risks related to the successful offering of the Company’s products and services; the risk that the anticipated benefits of the Traffix merger or the Ringtone.com acquisition, and the acquisition of assets from Shopit, Inc. may not be realized and other risks that may impact the Company’s business, some of which are discussed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on or about the date of this release under the caption “Risk Factors” and elsewhere, including in the Company’s other reports filed from time to time with the SEC. All information in this release is as of August 14, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three and six months periods ended June 30, 2009 and 2008. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: Equity in earnings of investee, noncontrolling interest, income taxes, other expense (income), interest expense, interest and dividend income, net, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider when the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Income (Loss)
To EBITDA and Adjusted EBITDA
For the Three and Six Months Ending June 30, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net loss (Income) attributable to Atrinsic	$(1,948)	$1,066	$(3,136)	$798

Reconciliation Items:
Equity in (earnings) loss of Investee	(33)	-	52	-
Net loss (income) attributable to noncontrolling interest	46	(48)	28	(76)
Income taxes	(930)	768	(1,600)	594
Other expense (income)	6	(255)	5	(125)
Interest (income) expense and dividends, net	10	(75)	14	(360)
Depreciation and amortization	1,007	715	2,562	1,280

EBITDA	$(1,842)	$2,171	$(2,075)	$2,111

Non-cash equity based compensation	$482	$386	$822	$1,080

Adjusted EBITDA	$(1,360)	$2,557	$(1,253)	$3,191

Diluted Adjusted EBITDA
per Common Share	$(0.07)	$0.11	$(0.06)	$0.15

Condensed Pro Forma Summary

The following table sets forth the Company’s Condensed Proforma results for the three and six month periods ended June 30, 2009 and 2008. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 with both being accounted for by the purchase method of accounting as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. The Consolidated Statement of Operations for the three and six months ending June 30, 2009 is presented for comparative purposes.

Pro Forma Condensed Consolidated Statement of Operations
For the Three and Six Months Ending June 30, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009 (Actual)	2008 (Proforma)	2009 (Actual)	2008 (Proforma)
Net revenues	$17,008	$38,419	$40,556	$74,726

Operating expense net of interest
and other expense	19,886	34,922	45,292	70,972

Income taxes	(930)	768	(1,600)	594

Net Proforma (Loss) Income	$(1,948)	$2,729	$(3,136)	$3,160

Proforma Basic and Diluted earnings per share	$(0.10)	$0.12	$(0.15)	$0.15

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. EBITDA and Adjusted EBITDA for the three and six months ending June 30, 2009 are presented for comparative purposes.

Reconciliation of Pro Forma Net Income/(Loss)
To Pro Forma EBITDA and Pro Forma Adjusted EBITDA
For the Three and Six Months Ending June 30, 2009 and 2008
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009 (Actual)	2008 (Proforma)	2009 (Actual)	2008 (Proforma)
Net Pro Forma (Loss) Income	$(1,948)	$2,729	$(3,136)	$3,160

Reconciliation Items:
Equity in (earnings) loss of Investee	(33)	-	52	-
Net loss (income) attributable to noncontrolling interest	46	(48)	28	(76)
Income taxes	(930)	768	(1,600)	594
Other expense (income)	6	(255)	5	(125)
Interest (income) expense and dividends, net	10	(75)	14	(332)
Depreciation and amortization	1,007	783	2,562	1,719

Pro Forma EBITDA	$(1,842)	$3,902	$(2,075)	$4,940

Non-cash equity based compensation	482	386	822	1080

Adjusted Pro Forma EBITDA	$(1,360)	$4,288	$(1,253)	$6,020

Diluted Pro Forma Adjusted EBITDA per Common Share	$(0.07)	$0.19	$(0.06)	$0.28

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in thousands, except per share data)

	June 30,	December 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$20,435	$20,410
Marketable securities	-	4,245
Accounts receivable, net of allowance for doubtful accounts of $4,375 and $2,938	11,338	16,790
Income tax receivable	2,992	2,666
Prepaid expenses and other current assets	4,697	3,686

Total Currents Assets	39,462	47,797

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $760 and $1,435	3,320	3,525
GOODWILL	12,096	11,075
INTANGIBLE ASSETS, net of accumulated amortization of $7,765 and $5,683	10,426	12,508
DEFERRED TAXES	2,305	778
INVESTMENTS, ADVANCES AND OTHER ASSETS	2,696	3,080

TOTAL ASSETS	$70,305	$78,763

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$7,008	$7,194
Accrued expenses	9,895	13,941
Note payable	-	1,858
Deferred revenues and other current liabilities	2,147	1,121

Total Current Liabilities	19,050	24,114

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 23,065,056 and 22,992,280 shares issued at 2009 and 2008, respectively; and, 20,323,738 and 21,083,354 shares outstanding at 2009 and 2008, respectively.	231	230
Additional paid-in capital	178,184	177,347
Accumulated other comprehensive loss	(183)	(286)
Common stock, held in treasury, at cost, 2,741,318 and 1,908,926 shares as of June 30, 2009 and December 31, 2008.	(4,992)	(4,053)
Accumulated deficit	(121,985)	(118,849)
Total Stockholders' Equity	51,255	54,389

NONCONTROLLING INTEREST	-	260

TOTAL EQUITY	51,255	54,649

TOTAL LIABILITIES AND EQUITY	$70,305	$78,763

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Subscription	$4,833	$10,274	$10,210	$23,556
Transactional	12,175	21,177	30,346	36,633
NET REVENUE	17,008	31,451	40,556	60,189

OPERATING EXPENSES
Cost of media-third party	10,472	19,854	25,948	39,924
Product and distribution	2,597	2,591	4,851	4,953
Selling and marketing	2,142	2,210	4,927	4,161
General, administrative and other operating	3,639	4,625	6,905	9,040
Depreciation and amortization	1,007	715	2,562	1,280
	19,857	29,995	45,193	59,358

(LOSS) INCOME FROM OPERATIONS	(2,849)	1,456	(4,637)	831

OTHER (INCOME) EXPENSE
Interest income and dividends	(16)	(75)	(62)	(360)
Interest expense	26	-	76	-
Other expense (income)	6	(255)	5	(125)
	16	(330)	19	(485)

(LOSS) INCOME BEFORE TAXES AND EQUITY IN LOSS OF INVESTEE	(2,865)	1,786	(4,656)	1,316

INCOME TAXES	(930)	768	(1,600)	594

EQUITY IN (EARNINGS) LOSS OF INVESTEE, AFTER TAX	(33)	-	52	-

NET (LOSS) INCOME	(1,902)	1,018	(3,108)	722

LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST, AFTER TAX	46	(48)	28	(76)

NET (LOSS) INCOME ATTRIBUTABLE TO ATRINSIC, INC	$(1,948)	$1,066	$(3,136)	$798

NET (LOSS) INCOME ATTRIBUTABLE TO ATRINSIC, INC PER SHARE
Basic	$(0.10)	$0.05	$(0.15)	$0.04
Diluted	$(0.10)	$0.05	$(0.15)	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20,294,869	22,664,860	20,537,557	20,613,896
Diluted	20,294,869	23,176,573	20,537,557	21,209,564

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in thousands, except per share data)

	Six Months Ended
	June 30,
	2009	2008
Cash Flows From Operating Activities
Net (loss) income	$(3,108)	$722
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Allowance for doubtful accounts	1,474	738
Depreciation and amortization	2,562	1,280
Stock-based compensation expense	822	1,080
Net loss on sale of marketable securities	-	175
Deferred income taxes	(1,661)	(88)
Equity in loss of investee	81	-
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	4,995	1,407
paid income tax	(326)	-
Prepaid expenses and other current assets	(206)	(1,126)
Accounts payable	(185)	(6,692)
Other, principally accrued expenses	(5,120)	936
Net cash used in operating activities	(672)	(1,568)

Cash Flows From Investing Activities
Cash received from investee	1,080	-
Cash paid for investments and other advances	(781)	(7,041)
Purchases of marketable securities	-	(6,332)
Proceeds from sales of marketable securities	4,242	20,658
Business combinations	(115)	12,271
Acquisition of loan receivable	(480)	-
Capital expenditures	(264)	(972)

Net cash provided by investing activities	3,682	18,584

Cash Flows From Financing Activities
Repayments of notes payable	(1,750)	(1)
Liquidation of non-controlling interest	(288)	-
Purchase of common stock held in treasury	(939)	(1,047)
Proceeds from exercise of options	-	197
Net cash used in financing activities	(2,977)	(851)

Effect of exchange rate changes on cash and cash equivalents	(8)	-

Net Increase In Cash and Cash Equivalents	25	16,165
Cash and Cash Equivalents at Beginning of Year	20,410	987
Cash and Cash Equivalents at End of Period	$20,435	$17,152
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$68	$16
Cash paid for taxes	$264	$1,776